UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	92-3550089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 29 2025, the Company held a Special Meeting of Stockholders. As of the record date of July 14, 2025, 16,835,698 shares of the Company’s Common Stock were outstanding and entitled to vote. Of this amount, 10,415,086 shares of Common Stock, representing approximately 62% of the total number of shares of Common Stock entitled to vote, were represented in person or by proxy, constituting a quorum. Set forth below are the final voting results for the proposals presented for a stockholder vote at the Special Meeting of Stockholders as certified by the Company’s Inspector of Elections.

All proposals received a sufficient number of votes to pass. Below are the results for each of the following proposals

1.	A proposal to approve the amendment and restatement of the Company’s Amended and Restated Articles of Incorporation as amended and currently in effect (the “Articles”) to, among other things, (i) increase the aggregate number of authorized shares of preferred stock from 500,000 to 3,000,000, $0.001 par value per share (“Preferred Stock”), (ii) grant the Board authority to fix the rights and preferences of the preferred stock by resolution from time to time, and (iii) designate 1,000,000 shares of Preferred Stock as “Series A Convertible Preferred Stock”, $0.001 par value per share (the “Series A Preferred Stock”), with rights, preferences, privileges and restrictions all as set forth in the Second Amended and Restated Certificate of Incorporation (the “Restated Articles”) in substantially the form attached to the Proxy Statement as (the “Amendment Proposal”).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
9,077,960	1,337,126	-	-

2.	A proposal to approve the reservation and issuance of such number of shares of Common Stock issuable in connection with the conversion of the shares of Series A Preferred Stock which are issuable upon exercise of certain prefunded warrants, and exercise of certain Common Stock warrants issued and issuable pursuant to the Securities Purchase Agreement dated July 18, 2025, and related transaction documents by and among the Company and certain investors in connection with a non public offering (as more fully described in the Proxy Statement, the “Private Placement”), which total issuance could exceed 20% of the amount outstanding of Common Stock prior to the Private Placement for purposes of complying with Nasdaq Listing Rule 5635(d) (the “Share Issuance Proposal).

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
9,523,300	891,786	-	-

3.

A proposal to approve the adjournment of the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Amendment Proposal and the Share Issuance Proposal.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
9,211,953	1,203,087	46	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

	By:	/s/ Krishna Vanka
Krishna Vanka
Chief Executive Officer

Dated: September 2, 2025